NEWS RELEASE

February 10, 2014                                                                                Contact:  Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE                                                                                           (301) 429-4638
Washington, DC

RADIO ONE, INC. ANNOUNCES EARLY SETTLEMENT OF ITS PREVIOUSLY ANNOUNCED TENDER OFFER AND CONSENT SOLICITATION OF 12.5%/15.0% SENIOR SUBORDINATED NOTES DUE 2016

WASHINGTON, DC - Radio One, Inc. (the “Company” or “Radio One”) (NASDAQ: ROIAK and ROIA), announced today the early settlement on February 10, 2014 (the “Early Settlement Date”) of its previously announced cash tender offer (the “Tender Offer”) to purchase any and all of its outstanding 12.5%/15.0% Senior Subordinated Notes due 2016 (the “Notes”).  The Tender Offer includes a concurrent consent solicitation (the “Consent Solicitation”) soliciting consents from holders of the Notes to certain amendments to the Indenture, dated as of November 24, 2010, by and among the Company, the guarantors party thereto, and Wilmington Trust Company, as trustee (the “Trustee”), pursuant to which the Notes were issued (as amended and supplemented, the “Indenture”) and related provisions of the Notes, that would eliminate substantially all of the restrictive covenants and certain events of default.

As reported by D.F. King & Co., Inc., the tender agent and information agent, tenders and corresponding consents have been delivered with respect to $207,151,189 aggregate principal amount of the Notes, which Notes had been validly tendered and not validly withdrawn as of 5:00 p.m., New York City time on February 7, 2014 (the “Early Tender Time”). As a result, the requisite consents have been obtained with respect to all of the Indenture amendments.

In conjunction with receiving the requisite consents, the Company, the guarantors party thereto, and the Trustee executed a third supplemental indenture with respect to the Indenture (the “Third Supplemental Indenture”) effecting the amendments to eliminate substantially all of the restrictive covenants and certain events of default. The Third Supplemental Indenture became operative upon acceptance of the Notes for purchase by the Company on the Early Settlement Date pursuant to the terms and conditions described in the Offer Documents (as defined below).

As previously announced, the Tender Offer will expire at 11:59 New York City time on February 24, 2014, unless the Tender Offer is extended or earlier terminated (the “Expiration Time”).  Under the terms of the Tender Offer, holders of the Notes who validly tender and do not validly withdraw their Notes and consents after the Early Tender Time but prior to the Expiration Time will receive an amount equal to $977.50 per $1,000.00 in principal amount of Notes validly tendered.  Holders whose Notes are purchased in the Tender Offer will also be paid accrued and unpaid interest from the most recent interest payment date on the Notes to, but not including, the applicable settlement date.  Holders may not tender their Notes in the Tender Offer without delivering their consents under the Consent Solicitation, and holders may not deliver their consents under the Consent Solicitation without tendering their Notes pursuant to the Tender Offer.

Any Notes not tendered and purchased pursuant to the Tender Offer will remain outstanding until redeemed as described below and the holders thereof will be bound by the amendments contained in the Third Supplemental Indenture eliminating substantially all restrictive covenants, certain events of default and certain related provisions contained in the Indenture even though they have not consented to the amendments.

Immediately following the Early Settlement Date, approximately $119,883,421 million aggregate principal amount of Notes remained outstanding.  The Company has given the required notice under the Indenture to redeem any Notes that remain outstanding at a redemption price equal to $1,000.00 for each $1,000 principal amount of Notes in accordance with the Indenture.

This press release does not constitute a notice of redemption under the optional redemption provisions of the Indenture, nor does it constitute an offer to sell, or a solicitation of an offer to buy, any security.  No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

The complete terms and conditions of the Tender Offer and Consent Solicitation are set forth in an Offer to Purchase and Consent Solicitation Statement dated January 27, 2014 and the related Consent and Letter of Transmittal (the “Offer Documents”) that were sent to holders of the Notes. In any jurisdiction where the laws require the Tender Offer and Consent Solicitation to be made by a licensed broker or dealer, the Tender Offer and Consent Solicitation will be deemed made on behalf of the Company by Credit Suisse Securities (USA) LLC, or one or more registered brokers or dealers under the laws of such jurisdiction.

The Company’s obligation to accept for purchase and to pay for Notes validly tendered and not validly withdrawn and consents validly delivered, and not validly revoked, pursuant to the Tender Offer and Consent Solicitation, was subject to and conditioned upon the satisfaction of or, where applicable, the Company’s waiver of, certain conditions, including a financing condition.  As of February 10, 2014, these conditions have been satisfied and the Notes validly tendered and not validly withdrawn as of the Early Tender Time were accepted for purchase by the Issuers.

Credit Suisse Securities (USA) LLC will act as dealer manager and solicitation agent for the Tender Offer and Consent Solicitation.  D.F. King & Co., Inc. will act as the tender agent and information agent for the Tender Offer and Consent Solicitation.  Questions regarding the Tender Offer and Consent Solicitation may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll-free) or at (212) 325-2476 (collect).  Requests for the Offer Documents may be directed to D.F. King & Co., Inc. at (212) 269-5550 (for bankers and brokers) or (888) 628-9011 (for all others).

Cautionary Information Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to the Company at the time of this press release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company’s control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially are described in Company's reports on Forms 10-K/A, 10-K, 10-Q/A, 10-Q, 8-K and other filings with the Securities and Exchange Commission (the "SEC"). Radio One does not undertake any duty to update any forward-looking statements.

About Radio One

Radio One, Inc., together with its subsidiaries (http://www.radio-one.com/), is a diversified media company that primarily targets African-American and urban consumers. The Company is one of the nation's largest radio broadcasting companies, currently owning and/or operating 53 broadcast stations located in 16 urban markets in the United States. Through its controlling interest in Reach Media, Inc. (http://www.blackamericaweb.com/), the Company also operates syndicated programming including the Tom Joyner Morning Show, the Russ Parr Morning Show, the Yolanda Adams Morning Show, the Rickey Smiley Morning Show, Bishop T.D. Jakes' "Empowering Moments", and the Reverend Al Sharpton Show. Beyond its core radio broadcasting franchise, Radio One owns Interactive One (http://www.interactiveone.com/), an online platform serving the African-American community through social content, news, information, and entertainment. Interactive One operates a number of branded sites, including News One, UrbanDaily, HelloBeautiful and social networking websites, including BlackPlanet and MiGente. In addition, the Company owns a controlling interest in TV One, LLC (http://www.tvoneonline.com/), a cable/satellite network programming primarily to African-Americans.

SOURCE Radio One, Inc.
Peter D. Thompson, +1-301-429-4638